Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, to be filed on or around June 7, 2023, of our report dated March 13, 2023 relating to the consolidated financial statements, which appear in Heritage Insurance Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the U.S. Securities and Exchange Commission on March 13, 2023.

/s/ Plante & Moran, PLLC

Chicago, Illinois

June 7, 2023